                                                                    EXHIBIT 4(a)

                  THIRD AMENDMENT TO CREDIT AND LOAN AGREEMENT
                  --------------------------------------------

         THIS THIRD AMENDMENT (the "Amendment"), effective as of June 23, 2000, is made to that certain Credit and Loan Agreement, dated as of August 7, 1998, as the same was amended by that certain First Amendment to Credit Agreement and Loan Agreement, dated as of October 6, 1998 and that certain Second Amendment to Credit and Loan Agreement, dated as of February 9, 1999 ( collectively, the "Loan Agreement"), by and among TRANSMATION, INC., an Ohio corporation (the "Borrower'), THE LENDERS PARTY THERETO FROM TIME TO TIME (the "Lenders") and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent (in such capacity, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         WHEREAS, the Borrower has requested that certain changes and modifications be made to the Loan Agreement, and the Lenders are agreeable to making the same in accordance with the terms and conditions set forth herein, commencing as of the effective date first written above.

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. All capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

         2. CERTAIN DEFINITIONS.

                  (a) The definition of "Fixed Charge Coverage Ratio" set forth in Section 1.01 of the Loan Agreement is amended in its entirety to read as follows: "Fixed Charge Coverage Ratio" shall mean, with respect to the Borrower, the ratio of (i) EBITDA less taxes paid to (ii) current maturities of long term debt plus interest expense.

                  (b) A definition of "Capital Expenditures" is hereby added to
         Section 1.01 of the Loan Agreement, to read in its entirety as follows:

"Capital Expenditures" for any period shall mean the sum of all expenditures made, directly or indirectly, during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a consolidated balance sheet and all cash expenditures relating to catalog production, publication, and distribution.

                  (c) The definition of "EBITDA" set forth in Section 1.01 of the Loan Agreement is amended in its entirety to read as follows:

"EBITDA" shall mean, in respect of any period, Consolidated Net Income for such period (i) minus, to the extent added in the computation of such Consolidated Net Income, gains, net of losses, arising from the disposition of property other than in the ordinary course of business; (ii) for calculating EBITDA for the quarter ending December 31, 1999, minus the sum of $3,368,000 for inventory write down, severance pay, bank and legal fees and increase in accounts receivable reserve taken during that quarter; (iii) plus, to the extent deducted in the computation of such Consolidated Net Income, each of the following:

                  1. Consolidated Interest Expense (i.e., all amounts
                     classified as interest expense of the Borrower and its subsidiaries under generally accepted accounting principles consistently applied),

                  2. taxes imposed on or measured by income or excess profits of the Borrower and its subsidiaries and franchise taxes however calculated,

                  3. the amount of all depreciation, depletion and amortization allowances.

         3. COMMITMENT FEE. Section 2.02 (a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                  (a) The Borrower shall pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee") equal to the percentage per annum (based on a year of 360 days and actual days elapsed) calculated in the following matrix, for each day from and including the date hereof to but not including the Revolving Credit Maturity Date, on the average daily amount (not less than zero) by which such Lender's Revolving Credit Committed Amount on such day, exceeds the aggregate principal amount of Revolving Credit Loans (including, without limitation, outstanding Swing Line Advances) outstanding from such Lender. Such Commitment Fee shall be due and payable for the preceding period for which such fee has not been paid: (x) on every third (3rd) Regular Payment Date, (y) on the date of each reduction of the Revolving Credit Committed Amounts (whether optional or mandatory) on the amount so reduced and (z) on the Revolving Credit Maturity Date. Payments due from the Borrower pursuant to clauses (x) and (z) of the preceding sentence shall be billed by the Agent to the Borrower in arrears for the applicable period and the Borrower shall pay the amount thereof in full within five (5) Business Days following receipt of such billing notice, the Borrower's obligations hereunder surviving the termination or expiration of this Agreement.

----------------------------------------------------------------------------------------------------------------------
       APPLICABLE MARGIN RATIO (measured quarterly on rolling four (4) quarter basis)
                                                                                              COMMITMENT FEE
----------------------------------------------------------------------------------------------------------------------
                                greater than or equal to 2.25 but less than 4.10                    0.25%
----------------------------------------------------------------------------------------------------------------------
                                greater than or equal to 1.00 but less than 2.25                    0.1875%
----------------------------------------------------------------------------------------------------------------------
                                less than 1.00                                                      0.125%
----------------------------------------------------------------------------------------------------------------------

4.       CERTAIN INTEREST RATES.

(a)      Section 2.04 is amended to read in its entirety as follows:

                      (a) OPTIONAL BASES OF BORROWING. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day until due on one or more bases selected by the Borrower from among the interest rate options set forth below. Subject to the provisions and limitations of this Agreement, the Borrower may select different Options to apply simultaneously to different Revolving Credit Loans and may select different Funding Periods to apply simultaneously to different parts of each Fixed LIBOR Rate Loan.

                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.

               ------------------------------------------------------------------------------------------------------------
                   APPLICABLE MARGIN RATIO (measured as of the date the
                   Floating Rate Option selected by Borrower goes into                   PLUS OR MINUS, AS INDICATED,
                  effect or otherwise goes or remains in effect  pursuant to             THE FOLLOWING BASIS POINTS:
                                    this  Agreement)
               ------------------------------------------------------------------------------------------------------------
                               greater than or equal to 4.00 but less than 4.10                         75
               ------------------------------------------------------------------------------------------------------------
                               greater than or equal to 3.50 but less than 4.00                         50
               ------------------------------------------------------------------------------------------------------------
                               greater than or equal to 3.25 but less than 3.50                         37.5
               ------------------------------------------------------------------------------------------------------------
                               greater than or equal to 2.25 but less than 3.25                         25
               ------------------------------------------------------------------------------------------------------------
                               greater than or equal to 1.00 but less than 2.25                          0
               ------------------------------------------------------------------------------------------------------------
                               less than 1.00                                                          -12.5
               ------------------------------------------------------------------------------------------------------------

                      (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of Section 2.09 hereinafter set forth):


                 -----------------------------------------------------------------------------------------------
                    APPLICABLE MARGIN RATIO (measured as of the
                    date the Fixed LIBOR Rate Option  selected by                       ADDITIONAL BASIS
                             Borrower  goes into  effect)                                     POINTS:
                 -----------------------------------------------------------------------------------------------
                                   greater than or equal to 4.00 but less than 4.10            300
                 -----------------------------------------------------------------------------------------------
                                   greater than or equal to 3.50 but less than 4.00            250
                 -----------------------------------------------------------------------------------------------
                                   greater than or equal to 3.25 but less than 3.50            215
                 -----------------------------------------------------------------------------------------------
                                   greater than or equal to 2.25 but less than 3.25            185
                 -----------------------------------------------------------------------------------------------
                                   greater than or equal to 1.00 but less than 2.25            152.5
                 -----------------------------------------------------------------------------------------------
                                   less than 1.00                                              127.5
                 -----------------------------------------------------------------------------------------------

                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in Section 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in
                      Section 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

                  (b) Section 2.06 is amended to read in its entirety as
                      follows:


                      The unpaid principal amount of the Term Loan A shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below.

                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is selected by the Borrower or otherwise goes or remains in effect pursuant to this Agreement.


               -------------------------------------------------------------------------------------------------------------
                   APPLICABLE MARGIN RATIO (measured as of the date the
                   Floating Rate Option selected by Borrower goes into
                   effect or otherwise goes or remains  in  effect  pursuant to         PLUS OR MINUS,  AS  INDICATED,
                                     this  Agreement)                                     THE FOLLOWING BASIS POINTS:
               -------------------------------------------------------------------------------------------------------------
                                   greater than or equal to 4.00 but less than 4.10                      75
               -------------------------------------------------------------------------------------------------------------
                                   greater than or equal to 3.50 but less than 4.00                      50
               -------------------------------------------------------------------------------------------------------------
                                   greater than or equal to 3.25 but less than 3.50                      37.5
               -------------------------------------------------------------------------------------------------------------
                                   greater than or equal to 2.25 but less than 3.25                      25
               -------------------------------------------------------------------------------------------------------------
                                   greater than or equal to 1.00 but less than 2.25                       0
               -------------------------------------------------------------------------------------------------------------
                                   less than 1.00                                                       -12.5
               -------------------------------------------------------------------------------------------------------------

                      (ii) Fixed LIBOR Rate Option. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of Section 2.09 hereinafter set forth):


                 --------------------------------------------------------------- -------------------------------
                    APPLICABLE MARGIN RATIO (measured as of the
                    date the Fixed LIBOR Rate Option selected by                        ADDITIONAL BASIS
                          Borrower  goes into  effect)                                       POINTS:
                 --------------------------------------------------------------- -------------------------------
                            greater than or equal to 4.00 but less than 4.10                   300
                 --------------------------------------------------------------- -------------------------------
                            greater than or equal to 3.50 but less than 4.00                   250
                 --------------------------------------------------------------- -------------------------------
                            greater than or equal to 3.25 but less than 3.50                   215
                 --------------------------------------------------------------- -------------------------------
                            greater than or equal to 2.25 but less than 3.25                   185
                 --------------------------------------------------------------- -------------------------------
                            greater than or equal to 1.00 but less than 2.25                   152.5
                 --------------------------------------------------------------- -------------------------------
                            less than 1.00                                                     127.5
                 --------------------------------------------------------------- -------------------------------

                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in Section 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in
                      Section 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

                  (c) Section 2.08 is amended to read in its entirety as
                      follows:


                      The unpaid principal amount of the Term Loan B shall bear interest for each day until due on the basis selected by the Borrower from between the interest rate options set forth below:

                      (i) FLOATING RATE OPTION. A rate per annum (computed on a basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate plus or minus, as the case may be, the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Floating Rate Option is (A) selected by the Borrower or (B) otherwise goes or remains in effect pursuant to this Agreement:


               ---------------------------------------------------------------------------------------------------------------
                   APPLICABLE MARGIN RATIO (measured as of the date the
                   Floating Rate Option selected by Borrower goes into                     PLUS OR MINUS, AS INDICATED,
                   effect or otherwise goes or remains in effect pursuant to                THE FOLLOWING BASIS POINTS:
                                    this  Agreement)
               ---------------------------------------------------------------------------------------------------------------
                           greater than or equal to 4.00 but less than 4.10                              150
               ---------------------------------------------------------------------------------------------------------------
                           greater than or equal to 3.50 but less than 4.00                              100
               ---------------------------------------------------------------------------------------------------------------
                           greater than or equal to 3.25 but less than 3.50                               75
               ---------------------------------------------------------------------------------------------------------------
                           greater than or equal to 2.25 but less than 3.25                               62.5
               ---------------------------------------------------------------------------------------------------------------
                           greater than or equal to 1.00 but less than 2.25                               37.5
               ---------------------------------------------------------------------------------------------------------------
                           less than 1.00                                                                 25
               ---------------------------------------------------------------------------------------------------------------

                      Such interest rate shall change automatically from time to time effective as of the effective date of each change in the Prime Rate and each change in the Applicable Margin Ratio.

                      (ii) FIXED LIBOR RATE OPTION. A rate per annum (based on a year of 360 days and actual days elapsed) for each day during the applicable Funding Period equal to the Fixed LIBOR Rate for such Funding Period plus the amount of basis points hereinafter set forth next to the Applicable Margin Ratio in effect as of the date the Fixed LIBOR Rate Option is selected by the Borrower (subject to the provisions of Section 2.09 hereinafter set forth):


                 -----------------------------------------------------------------------------------------------
                    APPLICABLE MARGIN RATIO (measured as of the
                    date the Fixed LIBOR Rate Option  selected by                       ADDITIONAL BASIS
                           Borrower  goes into  effect)                                      POINTS:
                 -----------------------------------------------------------------------------------------------
                            greater than or equal to 4.00 but less than 4.10                   350
                 -----------------------------------------------------------------------------------------------
                            greater than or equal to 3.50 but less than 4.00                   325
                 -----------------------------------------------------------------------------------------------
                            greater than or equal to 3.25 but less than 3.50                   270
                 -----------------------------------------------------------------------------------------------
                            greater than or equal to 2.25 but less than 3.25                   240
                 -----------------------------------------------------------------------------------------------
                            greater than or equal to 1.00 but less than 2.25                   215
                 -----------------------------------------------------------------------------------------------
                            less than 1.00                                                     190
                 -----------------------------------------------------------------------------------------------

                      The Agent shall give prompt notice to the Borrower and each Lender (in any event within ten (10) Business Days of its receipt of the quarterly financial statements or annual reports described in Section 5.01 hereof) of (i) the Floating Rate determined or adjusted in accordance with the definition of the Floating Rate, (ii) the Fixed LIBOR Rate determined or adjusted in accordance with the definition of the Fixed LIBOR Rate, and (iii) the Applicable Margin Ratio (and corresponding Basis Points added or subtracted) determined in accordance with the definition of the Applicable Margin Ratio based upon the information set forth in the most recent quarterly financial statements or annual reports described in
                      Section 5.01 hereof, which determinations or adjustments shall be conclusive absent manifest error, each such determination or adjustment to be effective as of the first Business Day following the most recently concluded fiscal quarter.

5.       CERTAIN FINANCIAL COVENANTS.

                  (a) Subsection (a) of Section 6.01 of the Loan Agreement
                      is amended as follows:


                      (a) (i) For the fiscal quarter ending June 30, 2000 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.40 to 1.00;

                      (ii) for the fiscal quarter ending September 30, 2000 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.35 to 1.00;

                      (iii) for the fiscal quarter ending December 31, 2000 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.45 to 1.00; and

                      (iv) for the fiscal quarter ending March 31, 2001 permit the Fixed Charge Coverage Ratio (measured as of the period of the four (4) then most recently completed fiscal quarters of the Borrower) to be less than 1.50 to 1.00.

                      The Lenders hereby waive the Event of Default occurring by reason of Borrower's default under the Loan Agreement due to its failure to comply with this covenant for the fiscal quarter ending March 31, 2000. This waiver shall not extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  (b) Subsection (b) of Section 6.01 of the Loan Agreement
                      is amended as follows:

                      (b) Permit the consolidated Net Worth of Borrower and its Subsidiaries to be less than the sum of:

                      (i)  $12,600,000 by June 30, 2000;

                      (ii) $12,600,000 by September 30, 2000;

                      (iii)$12,800,000 by December 31, 2000;

                      (iv) $13,100,000 by March 31, 2001.

                      If the Net Worth of Borrower as of March 31, 2000 is more than $12,850,000, each of the amounts set forth in Subsections (i), (ii), and (iii) above shall be increased by the amount by which the Net Worth of Borrower as of March 31, 2000 exceeds $12,800,000.

                      The Lenders hereby waive the Event of Default occurring by reason of Borrower's default under the Loan Agreement due to its failure to comply with this covenant for the fiscal quarter ending March 31, 2000. This waiver shall not extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  (c) Subsection (c) of Section 6.01 of the Loan Agreement
                      is amended as follows:

                      (c) Permit the ratio of consolidated Funded Debt of Borrower and its Subsidiaries to the consolidated EBITDA of Borrower and its Subsidiaries, calculated at the same point in time, and measured as of the period of the four
                      (4) then most recently completed fiscal quarters of the Borrower to be:

                         (i) greater than 3.90 to 1.00 from April 1, 2000 to and including June 30, 2000

                         (ii) greater than 3.80 to 1.00 from July 1, 2000 to and including September 30, 2000;

                      (iii) greater than 3.50 to 1.00 from October 1, 2000 to and including December 31, 2000;


                      (iv) greater than 3.25 to 1.00 from January 1, 2001 to and including March 31, 2001.

                    The Lenders hereby waive the Event of Default occurring by reason of Borrower's default under the Loan Agreement due to its failure to comply with this covenant for the fiscal quarter ending March 31, 2000. This waiver shall not extend to any other or subsequent Event of Default or Potential Default or impair any right consequent thereto.

                  (d) Subsection (d) of Section 6.01 of the Loan Agreement
                      is hereby added, to read in its entirety as follows:


                    (d) Make or permit any of its Subsidiaries to make any
                        Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by Borrower and its Subsidiaries in the fiscal year ending March 31, 2001 to exceed $2,700,000.

           6. EVENTS OF DEFAULT.

           A new Subsection 7.01(o) is hereby added to read as follows:

           (o) Borrower and Lenders shall fail to agree upon financial covenants by June 15, 2001, to apply to the fiscal periods after March 31, 2001.

           7. CONDITIONS TO ENTERING INTO AMENDMENT.

           The obligation of each Lender to enter into this Amendment and to make Loans on the date hereof is subject to the satisfaction of the following conditions precedent, in addition to the conditions precedent set forth in
Section 4.02 of the Loan Agreement:

           (a) AGREEMENT; NOTES. The Agent shall have received an executed counterpart of this Agreement for each Lender, duly executed by the Borrower, and executed Restated Term Loan A Notes and Restated Term Loan B Notes conforming to the requirements hereof, duly executed on behalf of the Borrower.

           (b) FEES, EXPENSES, ETC. All fees and other compensation to be paid to the Agent or the Lenders pursuant hereto, and pursuant to any other written agreement on or prior to the date hereof shall have been paid or received, and all invoiced expenses incurred by the Agent pursuant hereto shall have been paid.

           8. CERTAIN REPRESENTATIONS. Borrower represents and warrants to the Agent and each Lender as follows:

           (a) All Conditions contained in Section 4.02 of the Loan Agreement have been satisfied in all material respects except as otherwise specifically set forth herein.

           (b) Borrower's Articles of Incorporation and Code of Regulations provided to Agent on August 7, 1998 have not been amended or repealed.

           9. CERTAIN COVENANTS. The Borrower hereby covenants to the Lenders as follows:

           (a) Borrower agrees to provide copies of the certificate of incorporation or articles of organization and all agreements between it and the other shareholders or members of the joint venture it proposes to form with Hilton Engineering, Inc., which shall be in form and substance satisfactory to Lenders and their counsel. Borrower also agrees to pledge at least 66.5% of its capital stock of such entity (or of the Borrower's or pledgor's interest in and to such entity, however characterized), together with any and all other financing statements, stock powers, stock certificates and other documents and instruments necessary to create and perfect a valid first priority security interest in and to such stock or security.

           10. MISCELLANEOUS. This Amendment is entered into pursuant to and in accordance with Section 9.03 of the Loan Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as expressly modified or amended herein, the Loan Agreement and each of the other Loan Documents to which the Borrower is a party is hereby restated, ratified and confirmed and shall remain in full force and effect.

           IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have caused this Third Amendment to Credit and Loan Agreement to be duly executed and delivered as of the date first above written.

                                 TRANSMATION, INC.


                                 By:      /s/ Robert G. Klimasewski
                                        --------------------------------
                                 Name:  Robert G. Klimasewski
                                        --------------------------------
                                 Title:  President and Chief Executive Officer
                                        --------------------------------

                                 KEYBANK NATIONAL ASSOCIATION,
                                 as Agent and a Lender

                                 By:     /s/ Patrick J. Kelly
                                        --------------------------------
                                         Patrick J. Kelly, Vice President


                                 LENDERS:

                                 CITIZENS BANK OF MASSACHUSETTS, F/K/A STATE
                                 STREET BANK AND TRUST COMPANY


                                 By:     /s/ Donald R. Aldred
                                        --------------------------------
                                         Donald R. Aldred, Vice President,
                                         Corporate Banking